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                                            Registration Statement No.333_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Concord Camera Corp.
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               (Exact name of issuer as specified in its charter)

         New Jersey                                       13-3152196
-------------------------------                        --------------------
(State or other jurisdiction                           (I.R.S. Employer
incorporation or organization)                         Identification No.)

                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida, 33021
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               (Address of Principal Executive Offices) (Zip Code)

                       Concord Camera Corp. Incentive Plan
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                            (Full title of the plan)

                               Assistant Secretary
                              Concord Camera Corp.
                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 650N
                            Hollywood, Florida 33021
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                     (Name and address of agent for service)

                                 (954) 331-4200
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          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                                 Ralph J. Sutcliffe, Esq.
                                 Kronish Lieb Weiner & Hellman LLP
                                 1114 Avenue of the Americas
                                 New York, NY 10036-7798





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                         CALCULATION OF REGISTRATION FEE

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Title of                                                            Amount
securities          Amount             Offering         Aggregate   of
to be               to be              price            offering    registration
registered          registered         per share(1)     price       fee
----------          ----------         ------------     ---------   ------------

Common Stock
no par value        1,000,000          $5.41            $5,410,000  $1,503.98

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(1)  Average of the high and low prices as reported on the Nasdaq National
     Market on June 14, 1999, pursuant to Rule 457(h)(1).

                  The contents of the Registration Statement on Form S-8 (File No. 33-74754) of Concord Camera Corp. are incorporated herein by reference.



Exhibits.

5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1              Consent of counsel (included within Exhibit 5.1)

23.2              Consent of Independent Certified Public Accountants





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida on this date of June 11, 1999.

                                                        CONCORD CAMERA CORP.
                                                        (Registrant)

                                                        By:/s/ Ira B. Lampert
                                                           ---------------------
                                                           Ira B. Lampert, Chief
                                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.


     Signature                            Title                         Date
     ---------                            -----                         ----

(1) Principal Executive
     Officer:

    /s/ Ira B. Lampert                Chief Executive              June 11, 1999
    ----------------------            Officer, Chairman,
    Ira B. Lampert                    President and Director



(2) Principal Financial
     Officer and Principal
     Accounting Officer:

    /s/ Harlan I. Press               Corporate                    June 11, 1999
    ----------------------            Controller and
    Harlan I. Press                   Assistant Secretary







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(3) Majority of Directors:


    /a/ Eli Arenberg                         Director              June 11, 1999
    -------------------------
    Eli Arenberg


    /s/ Morris H. Gindi                      Director              June 11, 1999
    -------------------------
    Morris H. Gindi


    /s/ Joel L. Gold                         Director              June 11, 1999
    ----------------------
    Joel L. Gold


    /s/ J. David Hackman                     Director              June 11, 1999
    ----------------------
    J. David Hakman


    /s/ Kent M. Klineman                     Director              June 11, 1999
    ----------------------
    Kent M. Klineman







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                                  EXHIBIT INDEX




Exhibit                                                                   Page

5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

23.1      Consent of counsel (included within Exhibit 5.1)

23.2      Consent of Independent Certified Public Accountants